Exhibit 99.B(16)(b)

POWER OF ATTORNEY

The undersigned constitutes each of Joseph F. Keefe, Maureen L. Conley and John Boese, individually, as my true and lawful attorney, with full power to sign for me and in my name, the registration statement on Form N-14 and any and all amendments thereto of Pax World Funds Series Trust III in connection with the reorganization of the selling fund indicated below into the buying fund indicated below:

Selling Fund	Buying Fund
Pax World Global Women’s Equality Fund, a series of Pax World Funds Series Trust I	Pax Ellevate Global Women’s Index Fund, a series of Pax World Funds Series Trust III

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date(s) indicated.

/s/ Sallie Krawcheck
Sallie Krawcheck
Dated: April 20, 2014